Exhibit 99.1

RELEASE
April 2024

DZS Completes Divestiture of Asia Business
DZS emerges as Broadband Networking, AI-Driven Software pure play focused on Americas and EMEA, eliminates approximately $43 million of debt
DALLAS, Texas, USA, Apr. 5, 2024 – DZS (Nasdaq: DZSI), a global leader of broadband networking and AI-driven cloud software solutions, today announced it has completed the divesture of its Asia business to DASAN Networks, Inc. (DNI), enabling the company to focus its go-to-market strategy, technology and innovation on the Americas, Europe, Middle East and Africa (AEMEA), and Australia/New Zealand (ANZ) regions. The transaction eliminates ~$43 million of debt, reducing the total long-term debt to $15 million.
On Jan. 5, 2024, DZS signed a definitive agreement to sell its Asia operations to DNI, for $48 million (including the elimination of $43 million in debt). In addition to focusing on growth regions spanning the Americas, EMEA and ANZ, the divestiture aligns with the vision, strategy and growth pillars DZS has been pursuing for the past three years, specifically:
•Fiber broadband investment cycle fueled by over $100 billion in government stimulus funds
•Growth spanning North America, Europe and the Middle East
•Geopolitical security related cap-and-grow opportunities
•Software-defined networking (SDN)
•5G mobile transport adoption
“This milestone allows DZS to amplify our focus on the communications service providers (CSPs) that are aligned with and adopting our open, standards-based broadband access and software defined networking solutions,” said Charlie Vogt, President and CEO, DZS. “We believe this decision and refined focus will improve customer and shareholder value over the long-term. As a result of approximately $130 million of research and development invested in innovation over the past three years, inclusive of three technology acquisitions, our category defining fiber broadband and AI-driven cloud software solutions are creating new opportunities with existing and new prospective service providers.”
The new focus on AEMEA and ANZ regions strategically aligns with the technology and acquisition investments DZS has made over the past several years, specifically the company’s market-leading Velocity access edge optical line terminal (OLT) portfolio; award-winning Saber optical edge dense wavelength-division multiplexing (DWDM) and reconfigurable optical add-drop multiplexer (ROADM) platform resulting from its Optelian acquisition; and its advanced AI-driven orchestration, automation, slicing, network assurance and WiFi management software portfolio resulting from the company’s acquisitions of RIFT and ASSIA software and R&D assets, respectively. It also corresponds with the global regions where billions of dollars in government stimulus programs aimed at enhancing and building next generation fiber networks are either underway or rapidly ramping.
With the sale of the Asia business, DZS is expected to be better positioned to achieve higher blended margins, and with a higher percentage of its total revenue resulting from recurring and reoccurring licenses related to its software-centric solutions. DZS believes that service providers are deemphasizing closed, proprietary and high security-risk solutions and are increasingly adopting open, standards-based, software-defined solutions. As next-generation fiber broadband and 5G deployments proliferate, DZS solutions, including its Build America, Buy America (BABA) ready Velocity OLT, Helix ONT and Saber Optical transport solutions, complemented by its AI-driven cloud native software solutions, are well-suited to cost-effectively evolve CSP networks.
Expected Nasdaq Notice Regarding Late Form 10-K Filing
DZS today announced that on April 1, 2024, as expected, it received a delinquency notification letter from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that DZS is not in compliance with the continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because DZS did not timely file its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”). The notification letter has no immediate effect on the listing or trading of DZS common stock on the Nasdaq Capital Market.

As previously reported by DZS in its Notification of Late Filing on Form 12b-25, filed with the Securities and Exchange Commission on March 18, 2024, DZS was unable to timely file the Form 10-K without unreasonable effort or expense by the prescribed due date for such filing.
As previously disclosed, following failure to file its Quarterly Report on Form 10-Q for the three months ended June 30, 2023 (the “Second Quarter 10-Q”) and September 30, 2023 (the “Third Quarter 10-Q” and together with the Second Quarter 10-Q, the “Delinquent Quarterly Reports” and, together with the Form 10-K, the “Delinquent Reports”), DZS received a Staff Delisting Determination (the “Staff Determination”) from the Nasdaq Listing Qualifications Department indicating that, as a result of DZS’s delay in filing the Delinquent Quarterly Reports, it is not in compliance with the Rule. DZS requested a hearing regarding the Staff Determination before a Nasdaq Hearings Panel (the “Panel”) and was granted a further stay of any suspension or delisting action pending the hearing process, in accordance with the procedures set forth in the Staff Determination. As of the date of this release, DZS has not yet appeared before the Panel to appeal the determination by the Nasdaq Listing Qualifications Department and to seek an additional extension of the stay of any suspension or delisting action until August 3, 2024, the latest extension date that the Panel has the discretion to grant DZS.
“The Nasdaq delinquency notice was expected due to the timing of our previously disclosed restatement which is in progress,” said Misty Kawecki, Chief Financial Officer, DZS. “As of March 20, we have appointed BDO as our new independent registered public accounting firm. Although DZS cannot at this time estimate when it will complete the company’s previously disclosed restatement, it is diligently pursuing completion of this restatement and aiming to become current with all outstanding financial filing periods as soon as reasonably practicable."
About DZS Inc.
DZS Inc. (Nasdaq: DZSI) is a global leader of broadband networking and AI-driven cloud software solutions.
DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Such statements include, but are not limited to, statements about the anticipated benefits of, and opportunities from, the Asia business divestiture, including the impact to the Company’s balance sheet, operations and financial results. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen effects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.
For further information see: www.DZSi.com.
DZS on Twitter: https://twitter.com/dzs_innovation
DZS on LinkedIn: https://www.linkedin.com/company/DZSi/
Investor Inquiries:
Ted Moreau, Vice President, Investor Relations
Email: IR@dzsi.com